PricewaterhouseCoopers LLP Suite 2100 250 W. Pratt St. Baltimore MD 21201 Telephone (410) 783 7600 Facsimile (410) 783 7680

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-17427), Form S-8 (No. 333-65461), Form S-8 (No. 333-74056), Form S-3/A (No. 333-20945), S-3/A (No. 333-56049), and Form S-3 (No. 333-107277) of Municipal Mortgage & Equity, LLC of our report dated March 15, 2005 relating to the financial statements, management’s assessment of the effectiveness of the internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 15, 2005 relating to the financial statements schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
March 15, 2005